SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2006

NTL HOLDINGS INC.

(formerly known as NTL Incorporated)

(Exact Name of Registrant
as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 000-22616	52-1822078
(Commission File Number)	(IRS Employer Identification No.)

909 THIRD AVENUE, SUITE 2863, NEW YORK, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Merger (as defined and described in Item 2.01 below), we (“Old NTL”) have entered into certain financing arrangements.

The Financing Agreements

On March 3, 2006, Telewest (now renamed NTL Incorporated (“New NTL”)), NTL Cable plc (“NTL Cable”), NTL Investment Holdings Limited (“NTLIH”) and certain of its subsidiaries and Telewest Communications Networks Limited and certain of its subsidiaries executed a Senior Facilities Agreement with a consortium of financial institutions (the “Senior Facilities Agreement”). On March 3, 2006, New NTL and Neptune Bridge Borrower LLC (“Bridge Borrower”) (which subsequently merged into Old NTL), also entered into a Senior Bridge Facilities Agreement with a consortium of financial institutions (the “Bridge Facilities Agreement”).

On March 3, 2006, Old NTL and NTLIH agreed to the terms of a commitment letter which amended and replaced the commitment letter which Old NTL and NTLIH entered into on December 14, 2005. Pursuant to the terms of the new commitment letter, each of Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International agreed to arrange, and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc, and Goldman Sachs Credit Partners L.P. agreed to underwrite, the facilities referred to above.

Terms of the Facilities

The Senior Facilities Agreement provides for a senior secured credit facility in an aggregate principal amount of up to £3.3 billion (the “Senior Facilities”) to be made available to, among others, NTLIH and its affiliates and comprising a £3.2 billion 5-year amortizing term loan facility (“Tranche A”) and a £100 million 5-year multicurrency revolving working capital facility (the “Revolving Facilities”). The Tranche A was drawn and used to (i) repay in full the existing senior credit facilities of Old NTL, (ii) repay in full the existing and second lien credit facilities of Telewest and (iii) pay related fees, costs and expenses. The Revolving Facilities will be used to finance the ongoing working capital needs and general corporate requirements of the combined company. The Bridge Facilities Agreement provides for a 1-year (automatically extendable to a 10-year) senior subordinated bridge facility (the “Bridge Facilities”) in an aggregate principal amount of $3,146,400,000 made available to Neptune Bridge Borrower LLC for the purposes of (i) financing the cash consideration payable pursuant to the Merger Agreement (as defined in Item 2.01 below) and (ii) paying the related fees, costs and expenses. This facility has been drawn in full.

Interest

The rate of interest payable under Tranche A and the Revolving Facilities is the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin.  The applicable interest margin for Tranche A and the Revolving Facilities shall be 1.625% per annum for a period of three months following the closing date for the Merger.  Thereafter, the applicable interest margin for Tranche A and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio		Margin

Less than 3.00 : 1		1.000%

Greater than or equal to 3.00 :	1 but less than 3.40 : 1	1.125%

Greater than or equal to 3.40 :	1 but less than 3.80 : 1	1.250%

Greater than or equal to 3.80 :	1 but less than 4.20 : 1	1.375%

Greater than or equal to 4.20 :	1 but less than 4.50 : 1	1.500%

Greater than or equal to 4.50 :	1 but less than 4.80 : 1	1.625%

Greater than or equal to 4.80 :	1 but less than 5.00 : 1	1.875%

Greater than or equal to 5.00		2.000%

Prior to the maturity date of the Bridge Facilities, loans under the Bridge Facilities will bear interest at a rate per annum equal to (i) the three-month reserve-adjusted LIBOR plus (ii) an initial spread of 600 basis points (such spread being subject to quarterly increases of 50 basis points if the loans are not yet repaid).  Notwithstanding the foregoing, the interest rate per annum payable shall not exceed 11.5%.

Mandatory Repayments

Principal under Tranche A is subject to repayments each six months as follows:

30 September 2007	£225 million
31 March 2008	£225 million
30 September 2008	£225 million
31 March 2009	£250 million
30 September 2009	£450 million
31 March 2010	£500 million
30 September 2010	£550 million
Final maturity date	£725 million

The borrowers will also be required to repay principal under the Senior Facilities, subject to certain exceptions, with excess cash flow and proceeds from disposals and debt and equity issuances.

Covenants and Events of Default

The borrowers will be required to maintain certain minimum financial ratios relating to total debt to consolidated operating cash flow, consolidated operating cash flow to consolidated net interest and consolidated cash flow to consolidated debt service. The borrowers will be subject to typical affirmative and negative covenants that will affect their ability, among other things, to borrow money, incur liens, dispose of assets and make acquisitions. Events of default under the Senior Facilities and Bridge Facilities will include, among other things, payment and covenant breaches, insolvencies of obligors and certain subsidiaries, change of control and any material adverse change.

Guarantees and Security

The Senior Facilities are guaranteed by Telewest UK Limited, NTLIH, NTL Cable, Telewest Communications Networks Ltd., certain U.K. holding companies that may be formed, and certain other subsidiaries of the combined company. In addition, to the extent legally possible, the Senior Facilities will have the benefit of first ranking security over (i) the shares of any newly-formed U.K. holding company, (ii) the shares of each member of the combined group following the consummation of the Merger (subject to agreed exceptions), (iii) all or substantially all of the assets of each member of the combined group following the consummation of the Merger, and (iv) intercompany loans lent to any member of the combined group following the consummation of the Merger.

The Bridge Facilities are initially guaranteed by New NTL. The Bridge Facilities are also secured by certain share pledges of holding companies.

Alternative Financing Structure

We have requested an IRS ruling to confirm the U.S. federal income tax treatment of a proposed alternative internal restructuring transaction, which would be undertaken some time after the completion of the Merger.  This internal restructuring transaction would permit the combined companies to refinance some or all of the Bridge Facilities with funds borrowed by U.K. subsidiaries of the combined company, permitting some or all of the acquisition financing to subsist at the level of the combined company’s U.K. operating group rather than at the level of its U.S. holding group.

If we receive the IRS ruling, we have the option, by delivery of written notice to the lenders, to restructure the Senior Facilities and the Bridge Facilities such that:

•                  the Bridge Facilities would be reduced by £1.2 billion and an incremental tranche of term debt equal in principal amount to such reduction (“Tranche B”) would be added to the Senior Facilities; and

•                  the remainder of the commitment under the Bridge Facilities would be taken out with a high yield bond offering (or bridge facility commitment in anticipation of the same) by NTL Cable.  This debt would rank pari passu with NTL Cable’s existing high yield debt.

In this alternative structure, the rate of interest payable under Tranche A, the Revolving Credit Facility and Tranche B would be the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin.  The applicable interest margin for Tranche A and the Revolving Credit Facility would be 1.875% per annum from closing for a period of three months.  Thereafter, the applicable interest margin for the Senior Facilities and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio		Margin

Less than 3.00 : 1		1.250%

Greater than or equal to 3.00 :	1 but less than 3.40 : 1	1.375%

Greater than or equal to 3.40 :	1 but less than 3.80 : 1	1.500%

Greater than or equal to 3.80 :	1 but less than 4.20 : 1	1.625%

Greater than or equal to 4.20 :	1 but less than 4.50 : 1	1.750%

Greater than or equal to 4.50 :	1 but less than 4.80 : 1	1.875%

Greater than or equal to 4.80 :	1 but less than 5.00 : 1	2.125%

Greater than or equal to 5.00 : 1		2.250%

The applicable interest margin for Tranche B would be 2.25% per annum.

No assurances can be made that we will receive the IRS ruling or, if we receive the IRS ruling, whether we would implement this alternative financing structure.

Virgin Mobile Financing

The lenders under the Senior Facilities Agreement have committed to fund £475 million towards the purchase price for our potential (but not agreed) acquisition of Virgin Mobile Holdings (UK) plc. This commitment includes a £175 million Tranche A-1 facility and a £300 million Tranche B-1 facility. The Tranche A-1 and Tranche B-1 facility are similar to the Tranche A and Tranche B facilities in all material respects. We must satisfy conditions precedent typical for a transaction of this type in order to draw on these facilities. No assurances can be made that we will consummate an acquisition of Virgin Mobile or that we will use these facilities to fund an acquisition of Virgin Mobile.

The foregoing description of the financing arrangements does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, the Senior Facilities Agreement and Bridge Facilities Agreement, which are filed as Exhibits 10.29, 10.30 and 10.31 hereto, and are incorporated into this report by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 3, 2006, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, as amended by Amendment No.1 thereto (the “Merger Agreement”), among Telewest, Old NTL, Bridge Borrower, and, for certain limited purposes set forth therein, Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Old NTL, Bridge Borrower was merged with and into Old NTL (the “Merger”), with Old NTL continuing as the surviving corporation and as a wholly owned subsidiary of New NTL. Immediately following the Merger, the name of Telewest Global, Inc. was changed to NTL Incorporated.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each issued and outstanding share of Telewest common stock was reclassified (the “Reclassification”) into (a) 0.2875 shares of new Telewest common stock (now referred to as New NTL common stock), together with cash in lieu of fractional shares of Telewest new common stock, and (b) one share of Telewest redeemable common stock. At the effective time of the Merger, each share of Telewest redeemable common stock was automatically redeemed (the

“Redemption”) for $16.25 in cash, without interest, and each share of Old NTL common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 2.5 shares of New NTL common stock. New NTL estimates that approximately 285 million shares of New NTL common stock will be outstanding after the Merger, of which approximately 75% will be held by Old NTL stockholders and approximately 25% will be held by legacy Telewest stockholders. In connection with the Redemption, approximately $4 billion in cash is being paid to legacy Telewest stockholders.

At the effective time of the Merger, (i) New NTL’s ticker symbol was changed to “NTLID”, which will eventually be changed to the permanent ticker symbol “NTLI”, and (ii) Old NTL’s common stock ceased to be quoted on the NASDAQ National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

The issuance of New NTL common stock and Telewest redeemable common stock in connection with the Merger and the Reclassification as described above was registered under the Securities Act, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-130364), filed with the Securities and Exchange Commission (“SEC”) on December 15, 2005, amended by Amendment No.1 to the Form S-4, filed with the SEC and declared effective on January 30, 2006. The joint proxy statement / prospectus filed as part of the registration statement contains additional information about the Merger and related transactions.

A copy of New NTL’s press release dated March 3, 2006 announcing the completion of the combination of NTL and Telewest is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

(c) Exhibits.

Exhibit Number	Title

4.5

First Supplemental Warrant Agreement, dated as of March 3, 2006, among NTL Incorporated, NTL Holdings Inc., Bank of New York, as successor Warrant Agent, and Continental Stock and Trust Company, amending the Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer and Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.5 to the NTL Incorporated (formerly known as Telewest Global, Inc.) Current Report on Form 8-K filed on March 6, 2006, File No. 000-50886).

10.29

Form of Commitment Letter dated March 3, 2006 (which amends and replaces commitment letters dated October 2, 2005 and December 14, 2005) from Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland plc and Goldman Sachs International (as Mandated Lead Arrangers) and Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc and, Goldman Sachs Credit Partners L.P. (as Underwriters) to NTL Incorporated and NTL Investment Holdings Limited (incorporated by reference to Exhibit 10.29 to the NTL Incorporated (formerly known as Telewest Global, Inc.) Current Report on Form 8-K filed on March 6, 2006, File No. 000-50886).

10.30

Form of Senior Facilities Agreement dated as of 3 March 2006 among NTL Incorporated as Ultimate Parent, NTL Cable PLC as Parent, NTL Investment Holdings Limited, Telewest Communications Networks Limited and NTLIH Sub Limited as UK Borrowers and NTL Dover LLC as US Borrower and Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent and Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent and the Lenders named therein (excluding certain exhibits and schedules) (incorporated by reference to Exhibit 10.30 to the NTL Incorporated (formerly known as Telewest Global, Inc.) Current Report on Form 8-K filed on March 6, 2006, File No. 000-50886).

10.31

Form of Senior Bridge Facilities Agreement dated as of March 3, 2006 among the Company, as Ultimate Parent, Neptune Bridge Borrower LLC, as Initial Borrower, J.P. Morgan Europe Limited, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International, as Bookrunners and Mandated Lead Arrangers, J.P. Morgan Europe Limited, as Facility Agent (the “Bridge Facility Agent”) and Security Trustee, and the banks and other lending institutions party thereto from time to time (excluding certain exhibits and schedules) (incorporated by reference to Exhibit 10.31 to the NTL Incorporated (formerly known as Telewest Global, Inc.) Current Report on Form 8-K filed on March 6, 2006, File No. 000-50886).

99.1

Press release dated March 3, 2006, issued by NTL Incorporated (incorporated by reference to Exhibit 99.1 to the NTL Incorporated (formerly known as Telewest Global, Inc.) Current Report on Form 8-K filed on March 6, 2006, File No. 000-50886).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL HOLDINGS INC.

Date:	March 9, 2006	By:	/s/ James F. Mooney
			Name:	James F. Mooney
			Title:	President